Exhibit 99.1

ANYWHERE REAL ESTATE INC. REPORTS
SECOND QUARTER 2024 FINANCIAL RESULTS

MADISON, N.J. (August 1, 2024) - Anywhere Real Estate Inc. (NYSE: HOUS) ("Anywhere" or the "Company"), a global leader in residential real estate services, today reported financial results for the second quarter ended June 30, 2024.
"Anywhere leveraged our distinct advantages to deliver strong results in the quarter, accelerating our transformation and building our future financial octane," said Ryan Schneider, Anywhere president and CEO. "Our strategic strengths and profitability set Anywhere apart, along with our great affiliated agents, franchisees, and employees who continue to deliver great value to consumers."
"The Anywhere second quarter financials demonstrate our continued resiliency with volume growth, strong profitability and solid free cash flow generation," said Charlotte Simonelli, Anywhere executive vice president, chief financial officer, and treasurer. "We believe our unique strengths and continued holistic financial discipline drive differentiated performance versus our competition and will enable Anywhere to emerge even stronger when the housing market improves."
Second Quarter 2024 Highlights
•Generated Revenue of $1.7 billion, essentially flat year-over-year, with increases in combined homesale transaction volume offset by softness in relocation revenue.
•Combined closed transaction volume increased 3% year-over-year in the second quarter with units down about 5% and price up 8%. This is the second consecutive quarter of transaction volume increases.
•Our strength in luxury continued as our Corcoran and Sotheby’s International Realty brands meaningfully outperforming the market, including having positive year-over-year unit growth.
•Reported Net Income of $30 million increased $11 million and Adjusted Net Income of $37 million increased $10 million versus 2023 (See Table 1a).
•Operating EBITDA of $139 million, a $13 million improvement year-over-year (See Table 5a).
•Realized cost savings of approximately $30 million.
•Full year cost savings now expected to be $120 million an increase of $20 million.
•Commission splits in the second quarter were up 40 basis points year-over-year to 80.5%, continuing the seven-quarter trend of more stable splits.
•Free Cash Flow of $63 million versus $105 million for the corresponding quarter last year (See Table 7). Free Cash Flow was $83 million in the second quarter excluding the $20 million paid for a portion of the sell-side antitrust litigation settlement.
•Anywhere received final court approval for our nationwide settlement in the sell side antitrust class action cases in the quarter and is well-positioned for success with resources and support for affiliated agents and franchisees as we approach upcoming industry practice changes.

Anywhere Reports Financial Results for Second Quarter 2024

Second Quarter 2024 Financial Highlights
The following table sets forth the Company’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended June 30,
	2024	2023	Change	% Change
Revenue	$1,669	$1,671	$(2)	—%
Operating EBITDA [1]	139	126	13	10
Net income attributable to Anywhere	30	19	11	58
Adjusted net income [2]	37	27	10	37
Earnings per share	0.27	0.17	0.10	59
Free Cash Flow [3]	63	105	(42)	(40)
Net cash provided by operating activities	$39	$93	$(54)	(58)%

Select Key Drivers
Anywhere Brands - Franchise Group 4 5
Closed homesale sides	194,372	203,928		(5)%
Average homesale price	$506,676	$473,312		7%
Anywhere Advisors - Owned Brokerage Group [5]
Closed homesale sides	71,895	75,506		(5)%
Average homesale price	$775,453	$709,764		9%
Anywhere Integrated Services - Title Group
Purchase title and closing units	29,816	30,136		(1)%
Refinance title and closing units	2,394	2,308		4%
_______________
Footnotes:
1 See Table 5a for a reconciliation of Net income attributable to Anywhere to Operating EBITDA. Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, and gains or losses on discontinued operations or the sale of businesses, investments or other assets.
2 See Table 1a for a reconciliation of Net income attributable to Anywhere to Adjusted net income. Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments, (gain) loss on the sale of businesses, investments or other assets and the tax effect of the foregoing adjustments.
3 See Table 7 for a reconciliation of Net income attributable to Anywhere to Free Cash Flow. Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Includes all franchisees except for Owned Brokerage Group.
5 In the quarter ended June 30, 2024, the Company's combined homesale transaction volume (transaction sides multiplied by average sale price) increased 3% compared with the second quarter of 2023.

Anywhere Reports Financial Results for Second Quarter 2024

2024 Financial Estimates
The Company is increasing the amount it expects to realize in cost savings by $20 million to $120 million in 2024.
The Company expects its Free Cash Flow excluding one-time items to be approximately $100 million in 2024. The one-time items are now estimated to be approximately $60 million, and consist of a $20 million payment towards our antitrust litigation settlement and approximately $40 million for a 1999 Cendant legacy tax matter. We previously estimated one time items at over $100 million for 2024.
The antitrust litigation settlement totaled $83.5 million, $10 million of which was paid in the fourth quarter of 2023 and $20 million of which was paid in the second quarter of 2024. The remaining $53.5 million will be due when appeals are resolved, the timing of which is uncertain and which we have assumed will not occur in 2024.
The approximately $40 million 1999 Cendant legacy tax matter will be due once statutory notice is received, which we have assumed will occur in 2024.
For further discussion of these matters, see our SEC periodic reports, including the Form 10-Q we filed this morning.
These estimates are subject to, among other things, macroeconomic and housing market uncertainties, including those related to rising inflation, declining affordability and constrained inventory as well as competitive, litigation and regulatory uncertainties. In addition, our free cash flow estimates do not include any potential financial impact relating to the implementation of industry settlement practice changes, which remain uncertain.
Balance Sheet
Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.6 billion at June 30, 2024. The Company ended the quarter with cash and cash equivalents of $128 million. The Company's Senior Secured Leverage Ratio was 1.57x at June 30, 2024 (see Table 8a). The Company's Net Debt Leverage Ratio was 7.8x at June 30, 2024 (see Table 8b).
As of July 30, 2024 the Company had $400 million of outstanding borrowings under its Revolving Credit Facility.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, August 1, at 8:30 a.m. (ET), Anywhere will hold a conference call via webcast to review its Q2 2024 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.anywhere.re or by dialing (800) 715-9871 (toll free); international participants should dial (646) 307-1963. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Anywhere Real Estate Inc.
Anywhere Real Estate Inc. (NYSE: HOUS) is moving the real estate industry to what’s next. A leader of integrated residential real estate services, Anywhere includes franchise, brokerage, relocation, and title and settlement businesses, as well as mortgage and title insurance underwriter minority owned joint ventures. The diverse Anywhere brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Anywhere fuels the productivity of its approximately 182,900 independent sales agents in the U.S. and approximately 133,100 independent sales agents in 117 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for 13 consecutive years as one of the World’s Most Ethical Companies, Anywhere has also been designated a Great Place to Work six years in a row, honored on the Forbes list of World’s Best Employers for three years, named one of America’s Most Innovative Companies by Fortune for two years, and featured on the inaugural TIME World’s Best Companies list.

Anywhere Reports Financial Results for Second Quarter 2024

Forward-Looking Statements
This press release contains "forward-looking statements," within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could", and include statements that refer to expectations or other characterizations of future events, circumstances or results. Examples of forward-looking statements include the information appearing under 2024 Financial Estimates.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Anywhere Real Estate Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: adverse developments or the absence of sustained improvement in the U.S. residential real estate markets, either regionally or nationally, which could include, but are not limited to, factors that impact homesale transaction volume, such as: prolonged periods of a high mortgage rate environment, high rates of inflation, reduced housing affordability and increasing costs of home ownership, a lack of housing inventory and a continued low number of home sales; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political conditions) on a global, domestic or local basis, which could include, but are not limited to, contraction or stagnation in the U.S. economy, geopolitical and economic instability, including as related to foreign conflicts and supply chain disruptions, continued or accelerated increases in inflation and fiscal and monetary policies of the federal government; continued or expanded scrutiny from the Department of Justice (DOJ) on broker commissions, offers of compensation and various other industry rules and practices; industry structure changes (including as a result of litigation, legislative or regulatory developments and/or consumer behavior changes) that disrupt the functioning of the residential real estate market, including the manner in which any broker commissions are communicated, negotiated or paid; the impact of evolving competitive and consumer dynamics, including meaningful decreases in the average broker commission rate, continued erosion of the Company's share of the commission income generated by homesale transactions, our ability to compete against traditional and non-traditional competitors and our ability to adapt our business to changing consumer preferences; our ability to execute our business strategy and achieve growth, including with respect to the recruitment and retention of productive independent sales agents, attraction and retention of franchisees, development or procurement of products, services and technology, including the integration of Artificial Intelligence (AI) and other machine learning, achievement or maintenance of a beneficial cost structure and our ability to realize the expected benefits from our existing or future joint ventures or strategic partnerships; adverse developments or outcomes in current or future litigation, in particular pending antitrust litigation and litigation related to the Telephone Consumer Protection Act (TCPA); risks related to our substantial indebtedness, particularly heightened during industry downturns or broader recessions, which could adversely limit our operations, including our ability to grow our business, adversely impact our liquidity and/or and our ability, and any actions we may take, to refinance, restructure or repay our indebtedness; risks related to our business structure, including our geographic and high-end market concentration, the operating results of our affiliated franchisees, their ability to pay franchise and related fees and potential claims we could face due to their actions, the continued consolidation among our top 250 franchisees, and risks related to our reliance on information technology to operate our business and maintain our competitiveness; disruption in the residential real estate brokerage industry related to listing aggregator market power and concentration; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing, including but not limited to (1) antitrust laws and regulations, (2) the Real Estate Settlement Procedures Act or other federal or state consumer protection or similar laws, (3) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (4) the TCPA, and (5) privacy or data security laws and regulations; cybersecurity incidents; impairment of our goodwill and other long-lived assets; the accuracy of market forecasts and estimates; and significant fluctuation in the price of our common stock.

Anywhere Reports Financial Results for Second Quarter 2024

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements," "Summary of Risk Factors," "Risk Factors" and "Legal Proceedings" in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 8a, 8b and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.
A reconciliation of the Company's estimate of full-year Free Cash Flow excluding one-time items, which is a non-GAAP financial measure, to Net income attributable to Anywhere is not provided because of the difficulty in forecasting and quantifying the items that would be necessary for such reconciliation. The Company also believes that providing estimates of the amounts that would be required to provide a reconciliation would imply a degree of precision that would be confusing or misleading to investors. These items are uncertain, depend on various factors and may have a material impact on GAAP results.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
Alicia.Swift@anywhere.re	Trey.Sarten@anywhere.re

Tim Swanson	Kyle Kirkpatrick
(973) 407-2612	(973) 407-2935
Tim.Swanson@anywhere.re	Kyle.Kirkpatrick@anywhere.re

Anywhere Reports Financial Results for Second Quarter 2024                    6
Table 1

ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Gross commission income	$1,376	$1,363	$2,283	$2,266
Service revenue	159	163	278	290
Franchise fees	101	102	171	171
Other	33	43	63	75
Net revenues	1,669	1,671	2,795	2,802
Expenses
Commission and other agent-related costs	1,108	1,092	1,834	1,815
Operating	285	299	558	585
Marketing	47	56	92	105
General and administrative	93	104	192	227
Former parent legacy cost, net	1	1	2	17
Restructuring costs, net	7	6	18	31
Impairments	2	4	8	8
Depreciation and amortization	48	49	103	99
Interest expense, net	40	39	79	77
Other income, net	—	(1)	(1)	(2)
Total expenses	1,631	1,649	2,885	2,962
Income (loss) before income taxes, equity in earnings and noncontrolling interests	38	22	(90)	(160)
Income tax expense (benefit)	11	8	(17)	(38)
Equity in earnings of unconsolidated entities	(3)	(5)	(2)	(3)
Net income (loss)	30	19	(71)	(119)
Less: Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to Anywhere	$30	$19	$(71)	$(119)

Earnings (loss) per share attributable to Anywhere shareholders:
Basic earnings (loss) per share	$0.27	$0.17	$(0.64)	$(1.08)
Diluted earnings (loss) per share	$0.27	$0.17	$(0.64)	$(1.08)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	111.2	110.4	110.9	110.1
Diluted	111.9	111.3	110.9	110.1

Anywhere Reports Financial Results for Second Quarter 2024                    7
Table 1a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME (LOSS)
(In millions, except per share data)
Set forth in the table below is a reconciliation of Net income (loss) attributable to Anywhere to Adjusted net income (loss) as defined in Table 9 for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) attributable to Anywhere	$30	$19	$(71)	$(119)
Addback:
Former parent legacy cost, net (a)	1	1	2	17
Restructuring costs, net	7	6	18	31
Impairments	2	4	8	8
Gain on the sale of businesses, investments or other assets, net	—	—	—	(1)
Adjustments for tax effect (b)	(3)	(3)	(8)	(15)
Adjusted net income (loss) attributable to Anywhere	$37	$27	$(51)	$(79)
_______________
(a)Former parent legacy cost relates to a legacy tax matter.
(b)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Anywhere Reports Financial Results for Second Quarter 2024                    8
Table 2
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$128	$106
Restricted cash	9	13
Trade receivables (net of allowance for doubtful accounts of $18 for both periods presented)	126	105
Relocation receivables	209	138
Other current assets	219	218
Total current assets	691	580
Property and equipment, net	254	280
Operating lease assets, net	361	380
Goodwill	2,499	2,499
Trademarks	586	586
Franchise agreements, net	854	887
Other intangibles, net	117	127
Other non-current assets	484	500
Total assets	$5,846	$5,839
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$105	$99
Securitization obligations	152	115
Current portion of long-term debt	606	307
Current portion of operating lease liabilities	112	113
Accrued expenses and other current liabilities	523	573
Total current liabilities	1,498	1,207
Long-term debt	2,054	2,235
Long-term operating lease liabilities	314	333
Deferred income taxes	189	207
Other non-current liabilities	177	176
Total liabilities	4,232	4,158
Commitments and contingencies
Equity:
Anywhere preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Anywhere common stock: $0.01 par value; 400,000,000 shares authorized, 111,243,246 shares issued and outstanding at June 30, 2024 and 110,488,093 shares issued and outstanding at December 31, 2023	1	1
Additional paid-in capital	4,818	4,813
Accumulated deficit	(3,162)	(3,091)
Accumulated other comprehensive loss	(45)	(44)
Total stockholders' equity	1,612	1,679
Noncontrolling interests	2	2
Total equity	1,614	1,681
Total liabilities and equity	$5,846	$5,839

Anywhere Reports Financial Results for Second Quarter 2024                    9
Table 3
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Operating Activities
Net loss	$(71)	$(119)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	103	99
Deferred income taxes	(19)	(39)
Impairments	8	8
Amortization of deferred financing costs and debt premium	4	4
Gain on the sale of businesses, investments or other assets, net	—	(1)
Equity in earnings of unconsolidated entities	(2)	(3)
Stock-based compensation	8	8
Other adjustments to net loss	(2)	(3)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(21)	58
Relocation receivables	(71)	(46)
Other assets	40	36
Accounts payable, accrued expenses and other liabilities	(52)	(16)
Dividends received from unconsolidated entities	1	2
Other, net	(9)	(8)
Net cash used in operating activities	(83)	(20)
Investing Activities
Property and equipment additions	(36)	(34)
Payments for acquisitions, net of cash acquired	—	(1)
Net proceeds from the sale of businesses	—	8
Proceeds from the sale of investments in unconsolidated entities	—	6
Other, net	1	1
Net cash used in investing activities	(35)	(20)
Financing Activities
Net change in Revolving Credit Facility	125	—
Amortization payments on term loan facilities	(10)	(7)
Net change in securitization obligations	37	38
Taxes paid related to net share settlement for stock-based compensation	(3)	(4)
Other, net	(13)	(18)
Net cash provided by financing activities	136	9
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	1
Net increase (decrease) in cash, cash equivalents and restricted cash	18	(30)
Cash, cash equivalents and restricted cash, beginning of period	119	218
Cash, cash equivalents and restricted cash, end of period	$137	$188

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $4 and $6 respectively)	$79	$82
Income tax payments, net	1	3

Anywhere Reports Financial Results for Second Quarter 2024                    10
Table 4a

ANYWHERE REAL ESTATE INC.
2024 vs. 2023 KEY DRIVERS

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Anywhere Brands - Franchise Group (a)
Closed homesale sides	194,372	203,928	(5)%	339,147	354,419	(4)%
Average homesale price	$506,676	$473,312	7%	$491,070	$458,303	7%
Average homesale broker commission rate	2.42%	2.46%	(4) bps	2.43%	2.46%	(3) bps
Net royalty per side	$462	$451	2%	$443	$426	4%
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	71,895	75,506	(5)%	122,408	129,303	(5)%
Average homesale price	$775,453	$709,764	9%	$748,239	$690,401	8%
Average homesale broker commission rate	2.36%	2.43%	(7) bps	2.38%	2.42%	(4) bps
Gross commission income per side	$19,141	$18,059	6%	$18,648	$17,525	6%
Anywhere Integrated Services - Title Group
Purchase title and closing units	29,816	30,136	(1)%	51,141	51,885	(1)%
Refinance title and closing units	2,394	2,308	4%	4,419	4,506	(2)%
Average fee per closing unit	$3,323	$3,202	4%	$3,287	$3,170	4%
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for Second Quarter 2024                    11
Table 4b

ANYWHERE REAL ESTATE INC.
2023 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Anywhere Brands - Franchise Group (a)
Closed homesale sides	150,491	203,928	200,619	165,815	720,853
Average homesale price	$437,964	$473,312	$470,818	$460,438	$462,277
Average homesale broker commission rate	2.46%	2.46%	2.45%	2.45%	2.45%
Net royalty per side	$392	$451	$442	$429	$431
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	53,797	75,506	71,794	57,546	258,643
Average homesale price	$663,223	$709,764	$712,232	$692,791	$696,992
Average homesale broker commission rate	2.41%	2.43%	2.41%	2.42%	2.42%
Gross commission income per side	$16,776	$18,059	$18,013	$17,558	$17,668
Anywhere Integrated Services - Title Group
Purchase title and closing units	21,749	30,136	28,453	22,629	102,967
Refinance title and closing units	2,198	2,308	2,304	2,040	8,850
Average fee per closing unit	$3,129	$3,202	$3,187	$3,216	$3,185
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for Second Quarter 2024                    12
Table 5a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED JUNE 30, 2024 AND 2023
(In millions)
Set forth in the table below is a reconciliation of Net income attributable to Anywhere to Operating EBITDA as defined in Table 9 for the three-month periods ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024	2023
Net income attributable to Anywhere	$30	$19
Income tax expense	11	8
Income before income taxes	41	27
Add: Depreciation and amortization	48	49
Interest expense, net	40	39
Restructuring costs, net (a)	7	6
Impairments (b)	2	4
Former parent legacy cost, net (c)	1	1
Operating EBITDA	$139	$126
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin, both as defined in Table 9, by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2024	2023			2024	2023			2024	2023
Franchise Group	$265	$284	$(19)	(7)%	$159	$164	$(5)	(3)%	60%	58%	2
Owned Brokerage Group	1,393	1,380	13	1	4	(10)	14	140	—	(1)	1
Title Group	103	100	3	3	9	10	(1)	(10)	9	10	(1)
Corporate and Other	(92)	(93)	1	(d)	(33)	(38)	5	13
Total Company	$1,669	$1,671	$(2)	—%	$139	$126	$13	10%	8%	8%	—
_______________
(a)Restructuring charges incurred for the three months ended June 30, 2024 include $2 million at Franchise Group, $1 million at Owned Brokerage Group, $1 million at Title Group and $3 million at Corporate and Other. Restructuring charges incurred for the three months ended June 30, 2023 include $4 million at Owned Brokerage Group, $1 million at Title Group and $1 million at Corporate and Other.
(b)Non-cash impairments primarily related to leases and other assets.
(c)Former parent legacy cost is recorded in Corporate and Other.
(d)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $92 million and $93 million during the three months ended June 30, 2024 and 2023, respectively, and are eliminated through the Corporate and Other line.

Anywhere Reports Financial Results for Second Quarter 2024                    13
Table 5b
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
SIX MONTHS ENDED JUNE 30, 2024 AND 2023
(In millions)
Set forth in the table below is a reconciliation of Net loss attributable to Anywhere to Operating EBITDA as defined in Table 9 for the six-month periods ended June 30, 2024 and 2023:

	Six Months Ended June 30,
	2024	2023
Net loss attributable to Anywhere	$(71)	$(119)
Income tax benefit	(17)	(38)
Loss before income taxes	(88)	(157)
Add: Depreciation and amortization	103	99
Interest expense, net	79	77
Restructuring costs, net (a)	18	31
Impairments (b)	8	8
Former parent legacy cost, net (c)	2	17
Gain on the sale of businesses, investments or other assets, net	—	(1)
Operating EBITDA	$122	$74
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin, both as defined in Table 9, by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2024	2023			2024	2023			2024	2023
Franchise Group	$465	$491	$(26)	(5)%	$248	$261	$(13)	(5)%	53%	53%	—
Owned Brokerage Group	2,312	2,295	17	1	(55)	(85)	30	35	(2)	(4)	2
Title Group	174	172	2	1	(6)	(7)	1	14	(3)	(4)	1
Corporate and Other	(156)	(156)	—	(d)	(65)	(95)	30	32
Total Company	$2,795	$2,802	$(7)	—%	$122	$74	$48	65%	4%	3%	1
_______________
(a)Restructuring charges incurred for the six months ended June 30, 2024 include $3 million at Franchise Group, $7 million at Owned Brokerage Group, $1 million at Title Group and $7 million at Corporate and Other. Restructuring charges incurred for the six months ended June 30, 2023 include $6 million at Franchise Group, $18 million at Owned Brokerage Group, $1 million at Title Group and $6 million at Corporate and Other.
(b)Non-cash impairments primarily related to leases and other assets.
(c)Former parent legacy cost is recorded in Corporate and Other and relates to a legacy tax matter.
(d)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $156 million during both the six months ended June 30, 2024 and 2023 and are eliminated through the Corporate and Other line.

Anywhere Reports Financial Results for Second Quarter 2024                    14
Table 6a
ANYWHERE REAL ESTATE INC.
SELECTED 2024 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31,	June 30,
	2024	2024
Net revenues (a)
Franchise Group	$200	$265
Owned Brokerage Group	919	1,393
Title Group	71	103
Corporate and Other	(64)	(92)
Total Company	$1,126	$1,669

Operating EBITDA
Franchise Group	$89	$159
Owned Brokerage Group	(59)	4
Title Group	(15)	9
Corporate and Other	(32)	(33)
Total Company	$(17)	$139

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(17)	$139

Less: Depreciation and amortization	55	48
Interest expense, net	39	40
Income tax (benefit) expense	(28)	11
Restructuring costs, net (b)	11	7
Impairments (c)	6	2
Former parent legacy cost, net (d)	1	1
Net (loss) income attributable to Anywhere	$(101)	$30
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $64 million and $92 million for the three months ended March 31, 2024 and June 30, 2024. respectively. Such amounts are eliminated through the Corporate and Other line.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended
	March 31,	June 30,
	2024	2024
Franchise Group	$1	$2
Owned Brokerage Group	6	1
Title Group	—	1
Corporate and Other	4	3
Total Company	$11	$7
(c)Non-cash impairments primarily related to leases and other assets.
(d)Former parent legacy cost is recorded in Corporate and Other and relates to a legacy tax matter.

Anywhere Reports Financial Results for Second Quarter 2024                    15
Table 6b
ANYWHERE REAL ESTATE INC.
SELECTED 2023 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2023	2023	2023	2023	2023
Net revenues (a)
Franchise Group	$207	$284	$271	$221	$983
Owned Brokerage Group	915	1,380	1,309	1,024	4,628
Title Group	72	100	93	75	340
Corporate and Other	(63)	(93)	(89)	(70)	(315)
Total Company	$1,131	$1,671	$1,584	$1,250	$5,636

Operating EBITDA
Franchise Group	$97	$164	$155	$111	$527
Owned Brokerage Group	(75)	(10)	(8)	(51)	(144)
Title Group	(17)	10	2	(12)	(17)
Corporate and Other	(57)	(38)	(42)	(29)	(166)
Total Company	$(52)	$126	$107	$19	$200

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(52)	$126	$107	$19	$200

Less: Depreciation and amortization	50	49	50	47	196
Interest expense, net	38	39	37	37	151
Income tax (benefit) expense	(46)	8	45	(22)	(15)
Restructuring costs, net (b)	25	6	9	9	49
Impairments (c)	4	4	3	54	65
Former parent legacy cost, net (d)	16	1	—	1	18
Gain on the early extinguishment of debt (d)	—	—	(169)	—	(169)
(Gain) loss on the sale of businesses, investments or other assets, net	(1)	—	3	—	2
Net (loss) income attributable to Anywhere	$(138)	$19	$129	$(107)	$(97)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $63 million, $93 million, $89 million and $70 million for the three months ended March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023, respectively. Such amounts are eliminated through the Corporate and Other line.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2023	2023	2023	2023	2023
Franchise Group	$6	$—	$2	$3	$11
Owned Brokerage Group	14	4	5	2	25
Title Group	—	1	1	2	4
Corporate and Other	5	1	1	2	9
Total Company	$25	$6	$9	$9	$49
(c)Impairments for the three months ended March 31, 2023, June 30 2023 and September 30, 2023 primarily relate to non-cash lease asset impairments. Non-cash impairments for the three months ended December 31, 2023 include $25 million at Franchise Group to reduce goodwill related to Cartus, $25 million related to franchise trademarks and $4 million related to leases and other assets.
(d)Former parent legacy cost and Gain on the early extinguishment of debt are recorded in Corporate and Other. Former parent legacy cost relates to a legacy tax matter. Gain on the early extinguishment of debt relates to the debt exchange transactions and open market repurchases that occurred during the third quarter of 2023.

Anywhere Reports Financial Results for Second Quarter 2024                    16
Table 6c

ANYWHERE REAL ESTATE INC.
2023 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2023	2023	2023	2023	2023
Revenues
Gross commission income	$903	$1,363	$1,293	$1,011	$4,570
Service revenue	127	163	155	124	569
Franchise fees	69	102	99	81	351
Other	32	43	37	34	146
Net revenues	1,131	1,671	1,584	1,250	5,636
Expenses
Commission and other agent-related costs	723	1,092	1,037	812	3,664
Operating	286	299	284	278	1,147
Marketing	49	56	56	54	215
General and administrative	123	104	104	91	422
Former parent legacy cost, net	16	1	—	1	18
Restructuring costs, net	25	6	9	9	49
Impairments	4	4	3	54	65
Depreciation and amortization	50	49	50	47	196
Interest expense, net	38	39	37	37	151
Gain on the early extinguishment of debt	—	—	(169)	—	(169)
Other (income) expense, net	(1)	(1)	3	(1)	—
Total expenses	1,313	1,649	1,414	1,382	5,758
(Loss) income before income taxes, equity in losses (earnings) and noncontrolling interests	(182)	22	170	(132)	(122)
Income tax (benefit) expense	(46)	8	45	(22)	(15)
Equity in losses (earnings) of unconsolidated entities	2	(5)	(4)	(2)	(9)
Net (loss) income	(138)	19	129	(108)	(98)
Less: Net loss attributable to noncontrolling interests	—	—	—	1	1
Net (loss) income attributable to Anywhere	$(138)	$19	$129	$(107)	$(97)

(Loss) earnings per share attributable to Anywhere shareholders:
Basic (loss) earnings per share	$(1.26)	$0.17	$1.17	$(0.97)	$(0.88)
Diluted (loss) earnings per share	$(1.26)	$0.17	$1.15	$(0.97)	$(0.88)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	109.8	110.4	110.5	110.5	110.3
Diluted	109.8	111.3	112.1	110.5	110.3

Anywhere Reports Financial Results for Second Quarter 2024                    17
Table 7
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023
(In millions)
A reconciliation of Net income (loss) attributable to Anywhere to Free Cash Flow as defined in Table 9 is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) attributable to Anywhere	$30	$19	$(71)	$(119)
Income tax expense (benefit)	11	8	(17)	(38)
Income tax payments	(2)	(2)	(1)	(3)
Interest expense, net	40	39	79	77
Cash interest payments	(48)	(43)	(79)	(82)
Depreciation and amortization	48	49	103	99
Capital expenditures	(18)	(16)	(36)	(34)
Restructuring costs and former parent legacy items, net of payments	—	(5)	4	24
Impairments	2	4	8	8
Gain on the sale of businesses, investments or other assets, net	—	—	—	(1)
Working capital adjustments	20	45	(38)	62
Relocation receivables (assets), net of securitization obligations	(20)	7	(34)	(8)
Free Cash Flow	$63	$105	$(82)	$(15)
A reconciliation of Net cash provided by (used in) operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$39	$93	$(83)	$(20)
Property and equipment additions	(18)	(16)	(36)	(34)
Net change in securitization obligations	42	27	37	38
Effect of exchange rates on cash, cash equivalents and restricted cash	—	1	—	1
Free Cash Flow	$63	$105	$(82)	$(15)

Net cash used in investing activities	$(19)	$(15)	$(35)	$(20)
Net cash provided by (used in) financing activities	$2	$(17)	$136	$9

Anywhere Reports Financial Results for Second Quarter 2024                    18
Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED JUNE 30, 2024
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing four-quarter period ended June 30, 2024, Anywhere Real Estate Group LLC ("Anywhere Group") was required to maintain a senior secured leverage ratio not to exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Anywhere Group's total senior secured net debt by the trailing four-quarter EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include the 7.00% Senior Secured Second Lien Notes*, our unsecured indebtedness, including the Unsecured Notes* and Exchangeable Senior Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes the bank adjustments set forth below. The Company was in compliance with the senior secured leverage ratio covenant at June 30, 2024 with a ratio of 1.57x to 1.00.
A reconciliation of Net loss attributable to Anywhere Group to EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended June 30, 2024 is set forth in the following table:

	Four-Quarter Period Ended
	June 30, 2024
Net loss attributable to Anywhere Group (a)	$(49)
Bank covenant adjustments:
Income tax expense	6
Depreciation and amortization	200
Interest expense, net	153
Restructuring costs, net	36
Impairments	65
Former parent legacy cost, net	3
Gain on the early extinguishment of debt	(169)
Loss on asset dispositions, net	1
Pro forma effect of business optimization initiatives (b)	30
Non-cash stock compensation expense, other non-cash charges and extraordinary, nonrecurring or unusual charges (c)	42
Pro forma effect of acquisitions and new franchisees (d)	1
Incremental securitization interest costs (e)	10
EBITDA as defined by the Senior Secured Credit Agreement*	$329
Total senior secured net debt (f)	$518
Senior secured leverage ratio*	1.57	x
_______________
(a)Net loss attributable to Anywhere Group consists of: (i) income of $129 million for the third quarter of 2023, (ii) loss of $107 million for the fourth quarter of 2023, (iii) loss of $101 million for the first quarter of 2024 and (iv) income of $30 million for the second quarter of 2024.
(b)Represents the four-quarter pro forma effect of business optimization initiatives.
(c)Represents non-cash long term incentive compensation charges, other non-cash charges and extraordinary, nonrecurring or unusual litigation charges.
(d)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system, as if these changes had occurred at the beginning of the trailing twelve-month period. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of the beginning of the trailing twelve-month period.
(e)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the four-quarter period ended June 30, 2024.

Anywhere Reports Financial Results for Second Quarter 2024                    19
(f)Represents total borrowings secured by a first priority lien on our assets of $606 million under the Revolving Credit Facility and Term Loan A Facility plus $19 million of finance lease obligations less $107 million of readily available cash as of June 30, 2024. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations, 7.00% Senior Secured Second Lien Notes or unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015 (the "Term Loan A Agreement"), as amended from time to time. Our Senior Secured Second Lien Notes include our 7.00% Senior Secured Second Lien Notes due in 2030. Our Unsecured Notes include our 5.75% Senior Notes due 2029 and 5.25% Senior Notes due 2030. Exchangeable Senior Notes refers to our 0.25% Exchangeable Senior Notes due 2026.

Anywhere Reports Financial Results for Second Quarter 2024                    20
Table 8b

NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED JUNE 30, 2024
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended June 30, 2024 (referred to as net debt leverage ratio) is set forth in the following table:

	As of June 30, 2024
Revolving Credit Facility	$410
Term Loan A Facility	196
7.00% Senior Secured Second Lien Notes	640
5.75% Senior Notes	576
5.25% Senior Notes	457
0.25% Exchangeable Senior Notes	403
Finance lease obligations	19
Corporate Debt (excluding securitizations)	2,701
Less: Cash and cash equivalents	128
Net Corporate Debt (excluding securitizations)	$2,573

EBITDA as defined by the Senior Secured Credit Agreement (a)	$329

Net Debt Leverage Ratio	7.8	x
_______________
(a)See Table 8a for a reconciliation of Net loss attributable to Anywhere Group to EBITDA as defined by the Senior Secured Credit Agreement.

Anywhere Reports Financial Results for Second Quarter 2024                    21
Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (f) the (gain) loss on the sale of businesses, investments or other assets and (g) the tax effect of the foregoing adjustments. We present Adjusted net income (loss) because we believe this measure is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, and gains or losses on discontinued operations or the sale of businesses, investments or other assets. Operating EBITDA is our primary non-GAAP measure. Operating EBITDA Margin is defined as Operating EBITDA as a percentage of revenues.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Anywhere and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.